                                                                   EXHIBIT 10.24

                      PREFERRED STOCK PURCHASE AGREEMENT

                                     among

                      NAVIANT TECHNOLOGY SOLUTIONS, INC.

                             TL VENTURES III L.P.

                         TL VENTURES III OFFSHORE L.P.

                        TL VENTURES III INTERFUND L.P.

                              TL VENTURES IV L.P.

                         TL VENTURES IV INTERFUND L.P.

                      GE CAPITAL EQUITY INVESTMENTS, INC.

                          FIRST UNION INVESTORS, INC.

                              AT HOME CORPORATION

                               24/7 MEDIA, INC.

                               BCI GROWTH V, LLC

                              BCI INVESTORS, LLC

                                XL VENTURES LLC

                          CATTERTON PARTNERS IV, L.P.

                     CATTERTON PARTNERS IV OFFSHORE, L.P.

                                   CITICORP

                                      AND

                                CHARLES STRYKER


                        Dated as of September 13, 1999

                      PREFERRED STOCK PURCHASE AGREEMENT

      THIS PREFERRED STOCK PURCHASE AGREEMENT, dated as of September 13, 1999 (this "Agreement"), among NAVIANT TECHNOLOGY SOLUTIONS, INC., a Delaware
       ---------
corporation (the "Company"), TL VENTURES IV, L.P., a Delaware limited
                  -------
partnership and TL VENTURES IV INTERFUND L.P., a Delaware limited partnership (collectively, "TL Ventures IV"), TL VENTURES III L.P., a Delaware limited
                --------------
partnership, TL VENTURES III OFFSHORE L.P., a Cayman Islands limited partnership, and TL VENTURES III INTERFUND L.P., a Delaware limited partnership (collectively, "TL Ventures III," and together with TL Ventures IV, "TL
                ---------------                                      --
Ventures"), GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("GE
--------                                                                  --
Equity"), FIRST UNION INVESTORS, INC., a North Carolina corporation ("First
------                                                                -----
Union"), AT HOME CORPORATION, a Delaware  corporation ("Excite"), 24/7 MEDIA,
-----                                                   ------
INC., a Delaware corporation ("24/7 Media"), BCI GROWTH V, LLC, a Delaware
                               ----------
limited liability company ("BCI Growth"), BCI INVESTORS, LLC, a Delaware limited
                            ----------
liability company (together with BCI Growth, "BCI"), XL VENTURES LLC ("XL"), a
                                              ---                      --
Delaware limited liability company, CATTERTON PARTNERS IV, L.P. and CATTERTON PARTNERS IV OFFSHORE, L.P., both Delaware limited partnerships, jointly ("Catterton"), CITICORP, a Delaware corporation ("Citicorp"), and CHARLES
  ---------                                       --------
STRYKER ("Stryker") (collectively with TL Ventures, GE Equity, First Union,
          -------
Excite, 24/7 Media, BCI, XL, Catterton and Citicorp, the "Purchasers").
                                                          ----------

      WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell to the Purchasers, (i) shares of two new series of Preferred Stock $0.01 par value per share of each series, of the Company (the "Preferred
                                                                     ---------
Stock"), to be designated "Series C Convertible Redeemable Preferred Stock" (the
-----
"Series C Preferred Stock") and "Series D Non-Voting Convertible Preferred
 ------------------------
Stock", which non-voting securities shall be identical in all respects to the Series C Redeemable Preferred Stock (or Common Stock issuable upon conversion thereof), except that such securities shall be non-voting and shall be convertible into securities identical in all respects to the Series C Preferred Stock (or Common Stock issuable upon conversion thereof) other than voting rights and voting terms requested by First Union in light of regulatory considerations then prevailing but not any greater than the voting rights relinquished (the "Series D Preferred Stock") and (ii) warrants ("Warrants") to
                   ------------------------
purchase Common Stock; and

      WHEREAS, the Purchasers and the Company desire to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1.  Purchase and Sale of Series C Preferred Stock and Series D Preferred
          --------------------------------------------------------------------
Stock.
-----

               1.1.   Closing.  Upon the terms and subject to the conditions
                      -------
set forth herein, the Company shall sell to each Purchaser and each Purchaser shall purchase from the Company the number of shares of Series C Preferred Stock and/or Series D Preferred Stock and a Warrant in the form attached as Exhibit A hereto (each, a "Warrant" and, collectively, the "Warrants") as set forth opposite the name of such Purchaser on Schedule 1.1, at a purchase price of $1.35 per share. The closing of the transactions contemplated hereby (the "Closing") will take place at the offices of Brobeck, Phleger & Harrison LLP,
 -------
301 Congress Avenue, Suite 1200, Austin, Texas, at 10:00 a.m. on the date of this Agreement concurrently with the execution and delivery hereof (the "Closing
                                                                         -------
Date").
----

               1.2    Deliveries at Closing.  At the Closing:
                      ---------------------

               (i) Brobeck, Phleger & Harrison LLP, counsel to the Company, shall deliver to each of the Purchasers an opinion dated as of the Closing Date in the form set forth in Exhibit B hereto;

               (ii) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") shall have been amended
                       ----------------------------
     and restated in the form of the Second Amended and Restated Certificate of Incorporation attached as Exhibit C hereto setting forth the rights and preferences of the Series C Preferred Stock and the Series D Preferred Stock and modifying the rights and preferences of the Series A Convertible Redeemable Preferred Stock (as described in Section 2.7 hereof) and the Series B Convertible Redeemable Preferred Stock (as described in Section
     2.7 hereof) (the "New Certificate of Incorporation"), which shall have been
                       --------------------------------
     filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL");

               (iii) the Company shall deliver to each Purchaser stock certificates registered in name of such Purchaser representing the number of shares of Series C Preferred Stock, and/or Series D Preferred Stock and a Warrant as set forth opposite the name of such Purchaser on Schedule 1.1;

               (iv) each Purchaser shall pay to the Company the aggregate purchase price for the shares of Series C Preferred Stock and/or Series D Preferred Stock and the Warrant being purchased by it, by wire transfer of immediately available funds pursuant to wiring instructions furnished by the Company and attached to Schedule 1.1;

               (v) the Company shall execute and deliver to each Purchaser a registration rights agreement in the form attached as Exhibit D hereto (the "Registration Rights Agreement");
      -----------------------------

               (vi) the employment and non-compete agreements between the Company and each of Charles Stryker, William J. Tobia, James Flynn and Ray Butkus, in the forms attached as Exhibits E, F, G and H hereto, shall have been executed and delivered by the parties thereto and shall be in full force and effect;

               (vii) the stockholders' agreement, dated as of the date hereof, by and among the Company and the stockholders party thereto in the form attached as Exhibit I hereto (the "Stockholders' Agreement"), shall be
                                        -----------------------
     executed and delivered concurrently with the Closing;

               (viii) all conditions to the obligation of the Company to consummate the transactions contemplated by the Asset Purchase Agreement, dated as of July 22, 1999, between the Company and IntelliQuest Information Group Inc., in the form attached as Exhibit J hereto (the "IQ2.net Purchase Agreement"), shall have been satisfied and the closing of the transactions contemplated by the IQ2.net Purchase Agreement shall take place immediately following the Closing in accordance with the terms of the IQ2.net Purchase Agreement without any amendment, modification or waiver of any provision thereof; and

               (ix) the Purchasers shall have received copies of all closing documents in connection with the purchase and sale of IQ2.net and all such documents shall be in form and substance reasonably satisfactory to the Purchasers, including, without limitation, copies of all opinions of counsel, which shall expressly permit the Purchasers to rely upon such opinions in connection with the transactions contemplated hereby.

               1.3.   Definitions.  Certain capitalized terms used in this
                      -----------
Agreement are defined in Section 5 hereof.

          2.   Representations and Warranties of the Company.
               ---------------------------------------------

          Subject to and except as disclosed by the Company in the Disclosure Schedule attached as Exhibit K hereto, the Company hereby represents and warrants to each of the Purchasers as follows (it being understood that all representations and warranties herein with respect to IQ2.net, except those provided in Section 2.22, are made solely to the Company's knowledge after reasonable inquiry):

               2.1.   Organization and Qualification.  The Company and each of
                      ------------------------------
its Subsidiaries is a corporation duly organized and existing in good standing under the laws of its jurisdiction of organization and has the power to own its property and to carry on its business as now being conducted.

               2.2.   Due Authorization.  The execution and delivery of this
                      -----------------
Agreement and the Related Documents by the Company and the issuance and sale of the Series C Preferred Stock, Series D Preferred Stock and Warrants by the Company and compliance by the Company with all the provisions of this Agreement and the Related Documents (i) are within the corporate power and authority of the Company, and (ii) have been duly authorized by all requisite corporate proceedings on the part of the Company. This Agreement and the Related Documents have been duly executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to each Purchaser true and correct copies of the Company's Certificate of Incorporation and By-Laws (or comparable governing instruments) of the Company and its Subsidiaries as in effect on the date of this Agreement.

               2.3.   Subsidiaries.  Schedule 2.3 sets forth the name,
                      ------------
jurisdiction of formation, authorized capital stock and number of outstanding shares of capital stock of each Subsidiary of the Company and the percentage ownership interest in such Subsidiary owned by the Company. Except for the Subsidiaries, the Company does not own, directly or indirectly, any ownership interest in any Person.

               2.4.   Financial Statements.  Schedule 2.4 sets forth true and
                      --------------------
complete copies of the following financial statements (including any related schedules and notes): (i) the audited consolidated balance sheets of the Company and the related audited consolidated statements of income, changes in stockholders' equity and cash flows as of and for the three months ended August 1, 1997, and the fiscal year ended July 31, 1998, and the unaudited consolidated balance sheet of the Company as of July 31, 1999 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year ended July 31, 1999, (ii) the unaudited balance sheets and the related unaudited statements of income of IQ2.net as of and for each of the two fiscal years ended December 31, 1997 and 1998 and six months ended June 30, 1999 and for the period commencing January 1, 1999 and ended on that date, and (iii) the pro forma unaudited consolidated balance sheets of the Company as its of June 30, 1999 and as of the date of this Agreement (giving effect to the Acquisition as if consummated as of such date) and pro forma unaudited consolidated statements of income of the Company for the fiscal year ended June 30, 1999 (giving effect to the Acquisition as if consummated as of July 1, 1998) (the "Financial Statements"). The Financial Statements have been prepared in
      --------------------
accordance with generally accepted accounting principles consistently followed, except, in the case of interim financial statements, for the absence of footnotes and subject to normal year-end adjustments, none of which will be material in amount, throughout the periods involved and fairly present the financial condition, results of operations, cash flows and changes in stockholders' equity, as applicable, of the Company, IQ2.net or the Company giving effect to the Acquisition, as the case may be, as of their respective dates. Except as disclosed in the Financial Statements or on Schedule 2.4, and except for liabilities incurred in the ordinary course of business since July 30, 1999 which are not material in amount or effect, neither the Company nor IQ2.net have any liabilities or obligations, whether accrued or unaccrued, absolute or contingent, matured or unmatured. Since July 31, 1998, the businesses of the Company and IQ2.net have been operated only in the ordinary course and no event has occurred which has had or is reasonably likely to have a Material Adverse Effect.

               2.5.   Litigation.  There is no action, suit, investigation or
                      ----------
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or IQ2.net, their respective properties or assets by or before any court, arbitrator or Governmental Authority.

               2.6.   Conflicting Agreements and Charter Provisions.  The
                      ---------------------------------------------
Company is not a party to or bound by any contract or agreement or subject to any charter or bylaw provision or judgment or decree which has or is reasonably likely to have a Material Adverse Effect. None of (i) the execution and delivery of this Agreement and the Related Documents and the issuance of Series C Preferred Stock and/or Series D Preferred Stock and (ii) the fulfillment of and compliance with the terms and provisions hereof and thereof and of the Series C Preferred Stock and Series D Preferred Stock will conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Company or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or its properties is subject except any such default that has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor IQ2.net is in default under any of its contracts or agreements, or under any instrument by which it is bound except any such default that has not had and would not reasonably be expected to have a Material Adverse Effect.

               2.7.   Capitalization.  As of the date of this Agreement and
                      --------------
prior to the issuance of the Series C Preferred Stock and Series D Preferred Stock and the filing of the New Certificate of Incorporation, the authorized capital stock of the Company consists of (i) 20,000,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), of which 10,125,000 shares are validly issued and outstanding, fully paid and nonassessable, and (ii) 5,000,000 shares of "blank check" preferred stock, par value of $0.01 per share, of which (A) 3,375,000 shares have been designated as "Series A Convertible Preferred Stock", of which 3,375,000 shares are validly issued and outstanding, fully paid and nonassessable and (B) 1,500,000 shares have been designated as "Series B Convertible Preferred Stock", of which 1,500,000 shares are validly issued and outstanding fully paid and nonassessable. Except as set forth on Schedule 2.7 and except for the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock identified above, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any class of capital stock of the Company or any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound relating to the issuance or transfer of any shares of capital stock or options, warrants or rights to purchase or acquire any shares of capital stock of the Company or any Subsidiary or relating to the voting of any shares of capital stock of the Company or any Subsidiary.

               2.8.   Status of Series C Preferred Stock and Series D Preferred
                      ---------------------------------------------------------
Stock.  The shares of Series C Preferred Stock and Series D Preferred Stock have
-----
been duly authorized by all necessary corporate action on the part of the Company and, upon payment therefor as provided in Article 1 hereof, the shares of Series C Preferred Stock and Series D Preferred Stock, and the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock or upon exercise of the Warrants, upon such conversion or exercise, as the case may be, and issuance will be, validly issued and outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock and Series D Preferred Stock have been validly reserved for issuance.

               2.9.   Laws and Regulations.  Each of the Company and its
                      --------------------
Subsidiaries and IQ2.net is in compliance with all applicable statutes, rules, regulations and orders of all Governmental Authorities with respect to the conduct of their respective businesses and the ownership of their respective properties, including, without limitation, those relating to the environment and human health, equal employment opportunity, employee safety, privacy, foreign corrupt practices and ERISA except where the failure to be in compliance has not had and would not be expected to have a Material Adverse Effect. There are no claims, notices, civil, criminal or administrative hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or IQ2.net alleging any violation of law that has had or reasonably would be expected to have a Material Adverse Effect.

               2.10.  Use of Proceeds.  The proceeds of the sale of the Series C
                      ---------------
Preferred Stock, Series D Preferred Stock and Warrants will first be used by the Company to acquire IQ2.net, pursuant to the IQ2.net Purchase Agreement, and the remaining proceeds will be used for working capital and for general corporate purposes.

               2.11.  Title to Properties; Insurance.  (a)  Each of the Company
                      ------------------------------
and its Subsidiaries and IQ2.net has good and valid title to, or, in the case of property leased by it as lessee, a valid and subsisting leasehold interest in its properties and assets, free of all liens and encumbrances other than those referred to in Schedule 2.11, except for such defects in title and such other liens and encumbrances which are disclosed in Schedule 2.11 or which do not, in the aggregate, materially detract from the value to the Company and its Subsidiaries and IQ2.net of their respective properties and assets.

               (b) As of the date hereof, the Company and its Subsidiaries carry liability, property and casualty, automobile, workers' compensation, directors' and officers' and errors and omissions insurance, in scope, coverage and amounts as set forth on Schedule 2.11. Schedule 2.11 indicates whether each such insurance policy is a claims made or occurrence-based policy. Each of the insurance policies is in full force and effect, and all premiums due and payable have been paid. The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such insurance policies. Neither the Company nor any of the Subsidiaries has received any notice of cancellation of, or threatening to cancel, any such insurance policy.

               2.12.  Governmental Consents, etc.  The Company is not required
                      ---------------------------
to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement and the Related Documents and the valid offer, issue, sale or delivery of the Series C Preferred Stock and Series D Preferred Stock, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement, filings required by the DGCL, any filings required pursuant to state and federal securities laws which will be timely made after the Closing hereunder and any such consents, approvals, authorizations deliberations or filing that if not obtained or made would not reasonably be expected to have a Material Adverse Effect.

               2.13.  Taxes.  The Company and its Subsidiaries have filed or
                      -----
caused to be filed all material tax returns which are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established adequate reserves for all material federal income tax liabilities and state income tax liabilities applicable to the Company or any of its Subsidiaries. Additionally, no tax return of the Company or any of its Subsidiaries is currently subject to an audit and neither the Company nor any of its Subsidiaries has filed a request for an extension with respect to the filing of any tax return.

               2.14.  Employee Benefits.  (a)  Except as provided on Schedule
                      -----------------
2.14 hereto, the Company and its Subsidiaries have no employee benefit plans, pension, retirement, deferred compensation, profit sharing, bonus, incentive, stock option, severance, health, life, disability, group insurance or other plans, programs or arrangements.

               (b) No employee of the Company or any of its Subsidiaries will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit as a result of the transactions contemplated hereby.

               (c) The Company is not aware that any management or other key employee or consultant to the Company or any of its Subsidiaries has any plans to terminate his or her relationship with the Company and its Subsidiaries. The Company and its Subsidiaries have complied with all applicable laws relating to the employment of labor, including laws relating to wages and hours, equal opportunity and payment of social security and other taxes.

               2.15.  Possession of Franchises, Licenses, etc.  Each of the
                      ----------------------------------------
Company and its Subsidiaries and IQ2.net possesses all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation by the Company and its Subsidiaries of their respective properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

               2.16.  Proprietary Rights.  Set forth on Schedule 2.16 is a true
                      ------------------
and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, licenses, internet domain names, domain name reservations or registrations, source and object code, algorithms, architecture, structure, display screens, layouts and other similar rights (including, without limitation, processes, inventions, know-how, trade secrets, development tools and other confidential information) presently used by the Company or any of its Subsidiaries or IQ2.net or reasonably necessary for the conduct of the business of the Company and its Subsidiaries and IQ2.net as presently conducted and as proposed to be conducted (the "Proprietary Rights"). The Company and its Subsidiaries and IQ2.net own,
      ------------------
or have the lawful right to use under the agreements or upon the terms described on Schedule 2.16, all of the Proprietary Rights. The Company and its Subsidiaries and IQ2.net will use their best efforts to possess and maintain material Proprietary Rights which are reasonably necessary to the conduct of their businesses and own all right, title, and interest in and to, or have a valid license or right for, all material Proprietary Rights used in the conduct of their businesses. To the best of the Company's knowledge, the business presently conducted or proposed to be conducted by the Company and its Subsidiaries and IQ2.net does not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. Except as set forth on
Schedule 2.16, no other Person has any right to or interest in any inventions, improvements, discoveries or other confidential information utilized by the Company or any of its Subsidiaries or IQ2.net. The Company and its Subsidiaries and IQ2.net have entered into proprietary rights and invention assignment agreements with all their current respective officers and consultants. Each of the Company and its Subsidiaries has the ability to retain, on commercially reasonable terms, any license of intellectual property that is reasonably necessary for the conduct of its business as presently conducted and as proposed to be conducted.

               2.17.  Material Contracts and Obligations.  Schedule 2.17 sets
                      ----------------------------------
forth a list of the following agreements or commitments of any nature to which the Company or any of its Subsidiaries or IQ2.net is a party or by which it is bound: (a) any agreement relating to the Proprietary Rights, (b) all interconnection, site listing and provider agreements, (c) all distributor and sales representative agreements, (d) all agreements or commitments which restrict the ability of the Company to engage in any business or line of business in any location or require the Company to deal on exclusive basis with any Person, (e) all agreements or commitments relating to indebtedness or guarantees, (f) all manufacturing or supply agreements, (g) all marketing or advertising services agreements which, in the aggregate, require future payments of $50,000 or more, and (h) any other agreement or commitment which requires future payments by or to the Company or any Subsidiary or IQ2.net in excess of $50,000 or which is otherwise material to the Company and its Subsidiaries or IQ2.net. The Company has delivered or made available to the Purchasers copies of all of the foregoing agreements and commitments. All of such agreements and commitments are valid, binding and in full force and effect, except that, with respect to parties to such agreements and commitments other than the Company or any Subsidiary or IQ2.net, this representation is made only to the best knowledge of the Company.

               2.18.  Labor Matters.  Neither the Company nor any Subsidiary is
                      -------------
a party to any collective bargaining agreement nor does any labor union or collective bargaining agent represent any of the employees of the Company and its Subsidiaries or IQ2.net. There is no labor strike, slow-down or stoppage pending or, to the Company's knowledge, threatened by the employees of the Company or any Subsidiary or IQ2.net.

               2.19.  Books and Records.  All the books, records and accounts of
                      -----------------
the Company, its Subsidiaries and IQ2.net are in all material respects true and complete, are maintained in accordance with good business practice and all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchasers true and complete texts of all of the minutes relating to meetings of the stockholders, Board of Directors and committees of the Board of Directors of the Company and its Subsidiaries since May 2, 1997.

               2.20.  Brokers.  Except for fees payable to Bowles Hollowell
                      -------
Conner (a division of First Union Capital Markets Group), the Company has not engaged any finder, broker or investment adviser, and has no obligation to pay any fees, in connection with the transactions contemplated hereby and by the IQ2.net Purchase Agreement.

               2.21.  Holding Company Act and Investment Company Act.  Neither
                      ----------------------------------------------
the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

               2.22.  IQ2.net Purchase Agreement.  Each of the representations
                      --------------------------
and warranties of the Company and IntelliQuest Information Group, Inc. set forth in the IQ2.net Purchase Agreement (together with any related schedules and exhibits) is incorporated by reference herein as if fully set forth herein as a representation and warranty by the Company.

               2.23.  Accuracy of Information.  None of the representations and
                      -----------------------
warranties of the Company contained herein contains any material misstatement of fact or omits any material fact required to be stated therein or necessary to make the statements herein and therein not misleading. The information (other than projections) which has been furnished in writing by the Company to the Purchasers in connection with the transactions contemplated by this Agreement, taken as a whole, did not, as of the date such information was furnished, contain any material misstatement of fact, or omit any material fact required to be stated therein or necessary to make the statements therein not misleading. The projections listed on Schedule 2.23 (i) were prepared by management of the Company after a careful analysis of all material data and (ii) based upon the assumptions set forth in such projections, represent as of the date of this Agreement the best estimate by management of the Company as to the financial performance of the Company and its Subsidiaries for the periods indicated, but do not represent any guarantee or assurance of future financial results. The Company does not believe that such projections are inaccurate or misleading in any material respect.

               2.24.  Year 2000.
                      ---------

               (i)    (a)  Company's Products and Services.  All of the products
                           -------------------------------
and services of the Company, its Subsidiaries and IQ2.net are able to accurately process, provide and receive date data, including but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through the year 1999), the year 2000 and the twenty-first century including leap year calculations (hereinafter referred to as "Year 2000
                                                              ---------
Compliant").
---------

               (b)    Internal MIS Systems.  All of the Internal MIS Systems
                      --------------------
will be Year 2000 Compliant.

          (c)    Suppliers.  All material suppliers of products or services to
                 ---------
the Company, and their respective products, services and operations, will be in all material respects Year 2000 Compliant. To the knowledge of the Company after a reasonably diligent investigation, each such material supplier will continue to furnish its products or services to the Company, its Subsidiaries and IQ2.net without interruption or material delay, on and after January 1, 2000.

          (ii) The Company has furnished the Purchasers with true, correct and complete copies of any customer agreements and other materials and correspondence in which Company, any Subsidiary or IQ2.net has furnished (or could be deemed to have furnished) assurances as to the performance and functionality of the Company, any Subsidiary or IQ2.net's products or services on or after January 1, 2000.

          (iii) The Company has furnished the Purchasers with a true, correct and complete copy of any internal investigations, memoranda, budget plans, forecasts or reports concerning the Year 2000 Compliant status of the products, services, operations, systems, supplies and facilities of the Company, its Subsidiaries and IQ2.net and their respective vendors.

          2.25.  Directors, Officers and Employees.  Schedule 2.25 lists all
                 ---------------------------------
current directors and officers of the Company and its Subsidiaries and all managers and consultants of the Company and its Subsidiaries who, individually, receive or are entitled to receive annual compensation from the Company or any Subsidiary in excess of $125,000, showing each such person's name, position, and annual remuneration, bonuses and fringe benefits for the current fiscal year. To the knowledge of the Company, during the past ten years, no such director or officer has: (i) been arrested or convicted for any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law which currently or has previously regulated the types of business in which the Company or any Subsidiary is currently or has previously been engaged; (ii) filed a petition under federal bankruptcy or any state insolvency laws; or (iii) been a director or officer of a business entity which during their employ has filed a petition under federal bankruptcy or any state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity.

          2.26.  Transactions with Related Parties.  Except for (a) transactions
                 ---------------------------------
relating to purchases of shares of the Company's Common Stock, and (b) regular salary and bonus payments and fringe benefits under an individual's compensation package with the Company, none of the Related Parties are a party to any transactions with the Company. There have been no assumptions or guarantees by the Company of any obligations of any Related Party. Except as set forth on
Schedule 2.26, no Related Party is indebted to the Company nor is the Company indebted to any of them.

          3.   Representations and Warranties of each Purchaser.  Each Purchaser
               ------------------------------------------------
severally and not jointly represents and warrants as follows:

               3.1.  Organization and Qualification.  Such Purchaser is a
                     ------------------------------
corporation, partnership or limited liability company duly organized and existing in good standing under the laws of the jurisdiction of its formation and has the power to own its property and to carry on its business as now being conducted.

               3.2.  Due Authorization.  Such Purchaser has all necessary right,
                     -----------------
power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Related Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of such Purchaser. This Agreement and the Related Documents have been duly executed and delivered by such Purchaser and constitute valid and binding agreements of such Purchaser enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               3.3.  Governmental Consents, etc.  Except as obtained or made,
                     ---------------------------
such Purchaser is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the Related Documents and the valid offer, issue, sale or delivery of the Series C Preferred Stock and Series D Preferred Stock, or the performance by such Purchaser of its obligations in respect thereof.

               3.4.  Conflicting Agreements and Other Matters.  Neither the
                     ----------------------------------------
execution and delivery of this Agreement nor the performance by such Purchaser of its obligations hereunder will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under or require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body pursuant to, the organizational documents of such Purchaser, or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which such Purchaser or any of their respective properties are subject.

               3.5.  Acquisition for Investment.  Such Purchaser is acquiring
                     --------------------------
the Series C Preferred Stock and/or Series D Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Purchaser has no present intention or plan to effect any distribution thereof. Such Purchaser acknowledges that the shares of

Series C Preferred Stock and/or Series D Preferred Stock and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act and may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration.

               3.6.  Accredited Investor.  Such Purchaser is an "accredited
                     -------------------
investor" within the meaning of Rule 501 promulgated under the Securities Act.

               3.7   Foreign Purchasers.  If such Purchaser is not a United
                     ------------------
States Person, such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction of incorporation in connection with any invitation to subscribe for the Series C Preferred Stock and/or Series D Preferred Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series C Preferred Stock and/or Series D Preferred Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series C Preferred Stock and/or Series D Preferred Stock. Such Purchaser's subscription and payment for, and his continued beneficial ownership of the Series C Preferred Stock and/or Series D Preferred Stock, will not violate any applicable securities or other laws of its jurisdiction of incorporation.

          4.   Certain Covenants.
               -----------------

               4.1.  Compliance with Laws. The Company and its Subsidiaries will
                     --------------------
comply in all material respects with all applicable statutes, rules, regulations and orders of all Governmental Authorities with respect to the conduct of their respective businesses and the ownership of their respective properties, including, without limitation, those relating to the environment and human health, equal employment opportunity, employee safety, privacy, foreign corrupt practices and ERISA.

               4.2.  Limitation on Agreements.  The Company will not enter into
                     ------------------------
any agreement, or any amendment, modification, extension or supplement to any existing agreement, which contractually prohibits the payment of dividends on the Series C Preferred Stock and/or Series D Preferred Stock or the redemption or repurchase of the Series C Preferred Stock and/or Series D Preferred Stock in accordance with the New Certificate of Incorporation.

               4.3.  Preservation of Franchises and Existence.  The Company and
                     ----------------------------------------
its Subsidiaries will maintain their corporate existence, and all material rights and franchises, in full force and effect.

               4.4.  Insurance.  The Company will, effective as of the Closing,
                     ---------
maintain with insurers believed by the Company to be responsible, insurance coverages in such amounts and of such types as are customarily carried under similar circumstances by companies of similar size and engaged in the same or a similar business or having similar properties similarly situated, including, without limitation, directors' and officers' insurance and key-man life insurance covering Charles Stryker and James Flynn and naming the Company as beneficiary, and in any event not less than the coverage types and amounts set forth on
Schedule 4.4.

          4.5.   Payment of Taxes and Other Charges.  The Company and its
                 ----------------------------------
Subsidiaries will pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income and (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, in the case of either clause (i) or clause (ii), if unpaid, might result in the creation of a material lien upon any of its properties, provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith pursuant to appropriate proceedings.

          4.6.   ERISA and Employee Matters.  Except as otherwise required by
                 --------------------------
law, the Company and its Subsidiaries shall not incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company or any Subsidiary shall be maintained in material compliance with all applicable laws, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, the Company and its Subsidiaries will not fail to make any contribution due under the terms of such plan or as required by law. The Company and its Subsidiaries will not permit a pension plan to incur an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, cause a lien or a security interest to attach to any asset of the Company or any Subsidiary for the benefit of any benefit plan, or incur any material liability under Title IV of ERISA, including withdrawal liability (other than the payment of premiums, none of which are overdue). Neither the Company nor any Subsidiary, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which is reasonably likely to subject the Company or any Subsidiary, or any entity that the Company or any Subsidiary has an obligation to indemnify, to any tax or penalty imposed under
Section 4975 of the Code or Section 502 of ERISA. The Company and its Subsidiaries will enter into proprietary rights and invention assignment agreements with new officer-level employees and employees and consultants who are involved in the design or development of Proprietary Rights of the Company and its Subsidiaries containing terms and conditions customary in all material respects for companies engaged in the same or similar business as the Company and its Subsidiaries.

               4.7.  Financial Statements and Other Reports.
                     --------------------------------------

               Prior to a Qualified IPO or the date on which the Company becomes a reporting company pursuant to Section 12 or Section 15(c) of the Exchange Act, so long as a Purchaser and its Affiliates and Associates beneficially own at least 15% of the shares of Series C Preferred Stock and/or Series D Preferred Stock originally purchased by such Purchaser hereunder (or the Common Stock or Non-Voting Common Stock issuable upon conversion thereof) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions):

               (i) The Company will, as soon as practicable and in any event within 30 days after the end of each month (other than the last month of any quarterly period) in each fiscal year, furnish to each Purchaser unaudited consolidated statements of net income, cash flows and changes in consolidated stockholders' equity of the Company for the period from the beginning of the then current fiscal year to the end of such month, and a consolidated balance sheet of the Company as of the end of such month, setting forth in each case in comparative form figures for the corresponding month or date in the preceding fiscal year and a comparison of such data with the Company's budget for such month, all in reasonable detail and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments.

               (ii) The Company will, as soon as practicable and in any event within 30 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to each Purchaser unaudited consolidated statements of net income, cash flows and changes in stockholders' equity of the Company for the period from the beginning of the then-current fiscal year to the end of such quarterly period, and the consolidated balance sheet of the Company as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year and a comparison of such data with the Company's budget for such quarter, all in reasonable detail and certified by the Chief Financial Officer of the Company, subject to changes resulting from year-end adjustments.

               (iii) The Company will, as soon as practicable and in any event within 90 days after the end of each fiscal year, furnish to each Purchaser audited consolidated statements of net income, cash flows and changes in stockholders' equity of the Company for such year, and a consolidated balance sheet of the Company as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year and a comparison of such data with the Company's budget for such year, all in reasonable detail and examined and reported on by a "Big Five" firm of independent public accountants selected by the Company.

               (iv) The Company will, as soon as practicable and in any event within 30 days, furnish to each Purchaser copies of all correspondence received by the Company from, or sent by the Company to, its external auditors.

               (v) The Company will promptly furnish to each Purchaser copies of any compliance certificates furnished to lenders or lessors of the Company and its Subsidiaries.

               (vi) The Company will prepare an annual capital and operating budget for each calendar year which shall be submitted to and approved by the Board of Directors of the Company not later than December 1 of the immediately preceding calendar year.

               (vii) The Company will, as soon as practicable and in any event within 30 days of June 30 and December 31 of each year, provide Purchasers with a management report reviewing the Company's performance with the Company's business plan and expense budget for that period, a discussion of trends in the Company's business and relevant industry developments, and management view concerning the Company's outlook.

               (viii) The Company will, with reasonable promptness, furnish to each Purchaser such other financial and other data of the Company and its Subsidiaries as such Purchaser may reasonably request.

               4.8.   Inspection of Property.  The Company will permit
                      ----------------------
representatives of each Purchaser to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the principal officers of the Company, all at such reasonable times, upon reasonable notice and as reasonably often as such Purchaser may reasonably request.

               4.9.   Lost, Stolen, Damaged and Destroyed Stock Certificates.
                      ------------------------------------------------------
Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Series C Preferred Stock and/or Series D Preferred Stock and in the case of loss, theft or destruction, upon delivery of an indemnity or bond satisfactory to the Company (which may be an undertaking by a Purchaser so to indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Series C Preferred Stock and/or Series D Preferred Stock equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

               4.10.  Incentive Stock Option Plan.  The Company will adopt an
                      ---------------------------
employee incentive stock option plan substantially in the form attached as Exhibit K hereto (the "New Option Plan", and together with the Company's 1997 Stock Option Plan, the "Option Plans"). Subject to the terms and conditions of the Option Plans, options issued pursuant to the Option Plans shall be exercisable for up to 14,829,000 shares of the outstanding Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions) and, to the extent issued under the New Option Plan, shall have exercise prices of $1.00 per share or greater.

               4.11.  Stock Option Vesting.  All Stock (or options therefor)
                      --------------------
granted by the Company under the New Option Plan shall vest as follows, unless otherwise agreed by the Board of Directors: 10,423,200 shares shall vest ratably 25% per year of service measured from the vesting commencement date and 2,605,800 shares shall vest upon the closing of a Qualified IPO or any merger, consolidation, liquidation or dissolution which results in gross proceeds in cash or marketable securities of at least $4.05 per share. The terms of each grant shall provide that upon termination of the employment of the holder, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws) retains the option to repurchase at cost any vested share held by such holder.

               4.12.  Redemption Premium.  The Company and the Purchasers
                      ------------------
acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Series C Preferred Stock and Warrants for an aggregate, combined purchase price will result in the creation of a "redemption premium" on the Series C Preferred Stock equal to the value of the Warrants. After taking into account all relevant factors (including the fact that no public market for the Common Stock currently exists, the general condition of the financial markets at this time, the liquidation preferences of senior securities of the Company, the exercise price for shares of Common Stock issuable upon exercise of the Warrants, the nature of the rights provided for in the Warrants and all other matters concerning the transactions contemplated by this Agreement), the Company and the Purchasers agree that the aggregate redemption premium on the Series C Preferred Stock (i.e., the aggregate value of the Warrants) shall be $50,000. The redemption premium will be allocated pro rata among the shares of Series C Preferred Stock. Neither the Company nor any Purchaser will take any position for United Stated Federal income tax purposes that is inconsistent with the provisions of this Section 4.12.

          5.   Interpretation.
               --------------

               5.1.   Definitions.
                      -----------

               "Acquisition" shall mean the acquisition of IQ2.net contemplated
                -----------
by the IQ2.net Purchase Agreement.

               "Affiliate" and "Associate" shall have the respective meanings
                ---------       ---------
ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

               "beneficial owner" has the meaning given to such term in
                ----------------
Rule 13d-3 under the Exchange Act, and the terms "beneficially own" and "beneficial ownership" shall have the correlative meanings.

               "Business Day" shall mean any day other than a Saturday, Sunday
                ----------
or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               "Code" shall mean the Internal Revenue Code of 1986, as amended,
                ----
and the rules and regulations thereunder.

               "Commission" shall mean the Securities and Exchange Commission
                ----------
or any other federal agency then administering the Securities Act and other federal securities laws.

               "Company" shall have the meaning specified in the first
                -------
paragraph of this Agreement.

               "Current Market Price" shall mean, in respect of any share of
                ------------------
Common Stock on any date herein specified, (a) if the shares of Common Stock are publicly traded, the average of the daily closing prices of the Common Stock on the principal securities exchange or market on which such shares are listed or traded for the twenty consecutive trading days ending on such date, or (b) the Fair Market Value per share of Common Stock as of such date.

               "ERISA" shall mean the Employee Retirement Income Security Act of
                -----
1974, as amended.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as
                ------------
amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any time.
Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such successor federal statute.

               "Fair Market Value" of the Common Stock or any other property
                -----------------
means the fair market value of such Common Stock or other property as determined (unless expressly otherwise provided herein) by mutual agreement between the Company and Stockholders owning a majority of the shares of Common Stock on an as converted basis owned by the Stockholders as a group (the "Majority Holders")
                                                              ----------------
or, if the parties are unable to agree, as determined by a nationally recognized independent investment banking firm selected by mutual agreement between the Company and the Majority Holders.

               "Fully Diluted" shall mean, when used with reference to the
                -------------
Common Stock, at any date as of which the number of shares thereof is to be determined, (i) all shares of Common Stock outstanding at such date and (ii) all shares of Common Stock issuable in respect of vested options or warrants to purchase, or securities convertible into, exercisable for or exchangeable for, shares of Common Stock outstanding on such date, the conversion, exercise or exchange price of which is less than the Current Market Price.

               "Governmental Authority" shall mean any federal, state, local or
                ----------------------
foreign court, administrative agency, commission or other governmental or regulatory body, agency, instrumentality or authority or any department or subdivision thereof.

               "Internal MIS Systems" means any computer software and systems
                --------------------
(including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Company or its Subsidiaries or IQ2.net, including payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

               "IQ2.net" shall mean the business and assets of the IQ2.net
                -------
division of IntelliQuest Information Group, Inc. being acquired in the Acquisition.

               "Material Adverse Effect" shall mean any event or events, taken
                -----------------------
singly or in the aggregate, (a) as a result of which the Company and its Subsidiaries, taken as a whole, or IQ2.net would be unable (i) to continue to operate their respective businesses in a manner consistent with the manner of operation of such businesses as of the date of this Agreement or (ii) to effectuate their proposed business strategies, or (b) which would have a material adverse effect on the assets, liabilities, business, results of operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole, or IQ2.net.

               "Person" shall mean any individual, firm, corporation, business
                ------
trust, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Qualified IPO" shall mean an initial public offering of Common
                -------------
Stock under the Securities Act at a minimum price per share to the public of at least $4.05 (subject to appropriate adjustment for stock dividends, stock splits, reclassifications and similar transactions), which is lead-underwritten by a nationally recognized investment bank approved by the holders of a majority of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock and yields gross underwriting proceeds of not less than $30,000,000.

               "Related Documents" shall mean the New Certificate of
                -----------------
Incorporation, the Registration Rights Agreement, the Stockholders' Agreement and the Warrants.

               "Related Party" shall mean any officer, director or owner of
                -------------
more than 5% of the equity securities of the Company or any of its Subsidiaries, any spouse, parent, child or sibling of any such Person, and any Affiliate or Associate of any of the foregoing Persons.

               "Securities Act" shall mean the Securities Act of 1933, as
                ------------
amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Subsidiary" of any Person means any corporation or other entity
                ---------
of which a majority of the voting power or the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     6.   Miscellaneous.
          -------------

          6.1. Severability.  If any term, provision, covenant or restriction
               ------------
of this Agreement or any exhibit hereto is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement and such exhibits shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          6.2. Specific Enforcement.  Each of the parties hereto acknowledges
               --------------------
and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or equity.

          6.3. Entire Agreement.  This Agreement (including the Schedules and
               ----------------
documents set forth in the exhibits hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          6.4. Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          6.5. Notices and other Communications.  All notices, consents,
               --------------------------------
requests, instructions, approvals, financial statements, proxy statements, reports and other communications provided for herein shall be given in writing and delivered personally, by telecopy (with a confirmation copy to be sent by first class mail) or sent by nationally recognized overnight courier service, to:

                                 THE COMPANY:

                                 Naviant Technology Solutions, Inc.
                                 14 Campus Blvd., Suite 200
                                 New Town Square, PA 19073
                                 Attention: Chief Executive Officer
                                 Telecopy No. (610) 355-2428

                                 With a copy (which shall not constitute
                                 notice) to:
                                 Carmelo M. Gordian, Esq.
                                 Brobeck, Phleger & Harrison
                                 301 Congress Ave., Suite 1200
                                 Austin, TX 78701
                                 Telecopy No. (512) 477-5813

                                 PURCHASERS:


                                 GE Capital Equity Investments, Inc.
                                 120 Long Ridge Road
                                 Stamford, CT 06927
                                 Attention:  Naviant Account Manager
                                 Telecopy No. (203) 961-2088

                        TL Ventures III L.P.
                        TL Ventures III Interfund L.P.
                        TL Ventures IV L.P.
                        TL Ventures IV Interfund L.P.
                        c/o TL Ventures LLC
                        800 The Safeguard Building
                        435 Devon Park Drive
                        Wayne, PA 19087-1945
                        Attention: Chief Financial Officer
                        Telecopier: (610) 975-9330

                        TL Ventures III Offshore L.P.
                        c/o  Trident Trust Company (Cayman) Limited
                        P.O. Box 847
                        One Capital Place, Fourth Floor
                        Grand Cayman, Cayman Islands

                                       with a copy to:

                                       TL Ventures LLC
                                       800 The Safeguard Building
                                       435 Devon Park Drive
                                       Wayne, PA 19087-1945
                                       Attention: Chief Financial Officer
                                       Telecopier: (610) 975-9330

                        First Union Investors, Inc.
                        301 South College Street, 5/th/ Floor
                        Charlotte, NC 28288-0732
                        Attention: Ted Gardner
                        Telecopy No. (704) 374-6711

                        At Home Corporation
                        450 Broadway Street
                        Redwood City, CA 94063
                        Attention: Ken Goldman, Chief Financial Officer
                        Telecopier: (650) 556-5549

                        24/7 Media, Inc.
                        1250 Broadway
                        New York, NY 10001
                        Attention: Andy Johns, President
                        Telecopier: (212) 760-2811

                          BCI Growth V, LLC
                          BCI Investors, LLC
                          Glenpointe Centre West
                          Teaneck, NJ 07666
                          Attention: Lorelelt Koian, Chief Financial Office
                          Telecopier: (201) 836-6368

                          XL Ventures LLC
                          3 East 54/th/ Street, 17/th/ Floor
                          New York, NY 10022
                          Attention: Kristopher Wood, Managing Director
                          Telecopier: (212) 223-4074

                          Catterton Partners IV, L.P.
                          Catterton Partners IV Offshore, L.P.
                          9 Greenwich Office Park
                          Greenwich, CT 06830
                          Attention: Craig Sakin
                          Telecopier: (203) 629-4903

                          Citicorp
                          1 Tower Square
                          Hartford, CT 06183-2030
                          Attention: John Britt
                          Telecopier: (860) 954-3730

                                         with a copy to:
                                         Citicorp
                                         399 Park Avenue
                                         14/th/ Floor
                                         New York, NY 10043
                                         Attention: Dirk Hall
                                         Telecopier: (212) 559-0036

                          Charles Stryker
                          c/o Naviant Technology Solutions, Inc.
                          14 Campus Blvd., Suite 200
                          New Town Square, PA 19073
                          Attention: Chief Executive Officer
                          Telecopy No. (610) 355-2428

          With a copy (which shall not constitute notice) to:

                     Warren de Wied, Esq.
                     Fried, Frank, Harris, Shriver & Jacobson
                     One New York Plaza
                     New York, New York 10004
                     Telecopy No. (212) 859-4000

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

               6.6. Amendments.  The Company may take any action herein
                    ----------
prohibited, or omit to perform any act required to be performed by it (including, without limitation, under Article 4 of this Agreement), if the Company shall obtain the written consent or waiver of the registered holders of not less than two-thirds of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock. Any amendment to this Agreement shall require the written consent of (i) the registered holders of not less than two-thirds of the outstanding shares of Series C Preferred Stock and Series D Preferred Stock and
(ii) the Company.

               6.7. Cooperation.  Each of the parties hereto agrees to take, or
                    -----------
cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

               6.8. Heirs, Successors and Assigns.  Except as expressly provided
                    -----------------------------
otherwise in this Agreement, all covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto, their respective heirs, successors and assigns, and to any transferee of any Series C Preferred Stock and/or Series D Preferred Stock. There are no other intended third-party beneficiaries to this Agreement.

               6.9. Expenses and Remedies.  (a)  The Company agrees to pay or
                    ---------------------
reimburse the Purchasers for (i) all reasonable legal counsel, accounting, environmental consulting and other out-of-pocket fees and expenses incurred by or on behalf of any Purchaser in connection with due diligence relating to, and the preparation, negotiation and execution of, this Agreement and the Related Documents and the consummation of all transactions contemplated hereby and thereby, (ii) all costs, expenses and reasonable legal fees relating to any future amendments or supplements to this Agreement or any Related Document or the Series C Preferred Stock and/or Series D Preferred Stock (or any proposal by the Company for such amendment or supplement) whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated and (iii) all costs, expenses and reasonable legal fees of Purchasers relating to the enforcement against the Company of this Agreement or the Related Documents.

                    (b) The Company agrees to indemnify and save harmless each Purchaser and its officers, directors, partners, employees, trustees and agents, and each person who controls such Purchaser within the meaning of the Securities
Act or the Exchange Act, from and against any and all costs, expenses (including, without limitation, reaso nable attorneys' fees, whether incurred in connection with a claim against the Company or a third party claim), damages or other liabilities (collectively, "Losses") resulting from any breach of any
                                  ------
representation, warranty, covenant or agreement set forth in this Agreement or any Related Document by the Company or any legal, administrative or other proceedings brought by any third party arising out of the transactions contemplated hereby and thereby (other than Losses resulting, directly or indirectly, (i) from the breach by such Purchaser of any of its agreements contained in this Agreement or any Related Document or (ii) from the gross negligence or willful misconduct of such Purchaser or any of its respective officers, directors, partners, employees or agents, or any person who controls such Purchaser within the meaning of the Securities Act or the Exchange Act); provided, however, that, if and to the extent that such indemnification is
--------  -------
unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

               (c)  Each party entitled to indemnification under this Section
6.9 (each, an "indemnified party") will, promptly after the receipt of notice of
               -----------------
the commencement of any action against such indemnified party in respect of which indemnity may be sought from a party (each, an "indemnifying party") on
                                                      ------------------
account of an indemnity agreement contained in this Section 6.9, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability which the indemnifying party may have to such indemnified party except to the extent the indemnifying party shall have been materially prejudiced by the omission of such indemnified party so to notify the indemnifying party pursuant to this Section 6.9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6.9 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the indemnifying party; provided, however, that (i) if the indemnifying party shall elect
       --------  -------
not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the indemnifying party and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and
(ii)(x), or such different
defenses, in the case of (ii)(y), and the indemnifying party shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense; provided that the Company shall not be obligated to pay the reasonable legal expenses of more than one firm of counsel for all indemnified parties in connection with any matter in respect of which indemnity is sought hereunder, except to the extent any indemnified party or parties reasonably shall have concluded that there may be a conflict of interest between any indemnified parties or legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct.

               6.10. Survival of Representations and Warranties.  All
                     ------------------------------------------
representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the shares of Series C Preferred Stock and Series D Preferred Stock.

               6.11. Transfer of Securities.  (a)  Each Purchaser understands
                     ----------------------
and agrees that the shares of Series C Preferred Stock and Series D Preferred Stock (and the shares of Common Stock issuable upon conversion thereof) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or transactions as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. Each Purchaser acknowledges that, except as provided in the Registration Rights Agreement, such Purchaser has no right to require the Company to register any of such shares. Each Purchaser understands and agrees that each certificate representing any of its shares shall bear the following legends:

                    "THE TRANSFER OF THE SECURITIES REPRESENTED BY
               THIS CERTIFICATE IS RESTRICTED BY A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 13, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE CORPORATION."

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
               HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE

               SECURITIES LAWS OR AN APPLICABLE
               EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AS CONFIRMED BY AN OPINION IN FORM AND FROM COUNSEL ACCEPTABLE TO THE CORPORATION."

               6.12.  GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT
                      --------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE STATE OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
            ----------
TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE STATE OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               6.13.  Term.  Except as otherwise provided in this Agreement,
                      ----
this Agreement shall terminate when none of the shares of Series C Preferred Stock and Series D Preferred Stock remains outstanding, except that Section 6.9 shall survive the termination of this Agreement.

               6.14.  Publicity.  Each of the parties hereto agrees that it will
                      ---------
make no statement regarding the transactions contemplated hereby which is inconsistent with any press release agreed to by the parties hereto. In addition, the Company will not,

               (Remainder of page intentionally left blank) without the prior written consent of the relevant Purchaser, refer to such Purchaser or any trademark or trade name of such Purchaser or any of its affiliates in any corporate, marketing or promotional material or otherwise identify any Purchaser as an investor in or business associate of the Company. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with any regulatory body, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                                   NAVIANT TECHNOLOGY SOLUTIONS, INC.

                                   By: ________________________________
                                       Name:
                                       Title:

                                   TL VENTURES III L.P.

                                   By: TL Ventures III Management L.P.,
                                       its general partner

                                   By: TL Ventures III LLC,
                                       its general partner

                                   By: ________________________________
                                       Name:
                                       Title:

                             TL VENTURES III OFFSHORE L.P.

                             By:  TL Ventures III Offshore Partners L.P.,
                                  its general partner

                             By:  TL Ventures III Offshore Ltd.,
                                  its general partner


                             By:  _______________________________________
                                  Name:
                                  Title:


                             TL VENTURES III INTERFUND L.P.

                             By:  TL Ventures III LLC,
                                  its general partner

                             By:  _______________________________________
                                  Name:
                                  Title:

                             TL VENTURES IV L.P.

                             By:  TL Ventures IV Management L.P.,
                                  its general partner

                             By:  TL Ventures IV LLC,
                                  its general partner

                             By:  _______________________________________
                                  Name:
                                  Title:

                             TL VENTURES IV INTERFUND L.P.

                             By:  TL Ventures IV LLC,
                                  its general partner

                             By:  _______________________________________
                                  Name:
                                  Title:


                             GE CAPITAL EQUITY INVESTMENTS, INC.

                             By:  _______________________________________
                                  Name: George Hashbarger
                                  Title: Senior Vice President


                             FIRST UNION INVESTORS, INC.

                             By:  _______________________________________
                                  Name:
                                  Title:


                             AT HOME CORPORATION

                             By:  _______________________________________
                                  Name: Chris Caren
                                  Title:


                             24/7 MEDIA, INC.

                             By:  _______________________________________
                                  Name:
                                  Title:

                             BCI GROWTH V, LLC

                             By:  Glenpointe Associates, V LLC,
                                  General Partner

                             By:  _______________________________________
                                  Name: Mark E. Hastings
                                  Title: Managing Member


                             BCI INVESTORS, LLC

                             By:  _______________________________________
                                  Name: Mark E. Hastings
                                  Title: Managing Member


                             CATTERTON PARTNERS IV, L.P.
                             CATTERTON PARTNERS IV OFFSHORE, L.P.

                             By:  Catterton Managing Partner IV, L.L.C.,
                                  their General Partner

                             By:  _______________________________________
                                  Name:
                                  Title:


                             CITICORP

                             By:  _______________________________________
                                  Name:
                                  Title:

                             ____________________________________________
                              Charles Stryker

                             XL VENTURES LLC

                             By:  XL Ventures (Delaware), Inc.,
                                  its Managing Member

                             By:  _______________________________________
                                  Name: Mark A. Angelson
                                  Title: Deputy Chairman

SCHEDULES
---------

Schedule 1.1 Purchase and Sale of Series C Preferred Stock and Series D Preferred Stock

Schedule 2.3         Subsidiaries

Schedule 2.4         Financial Statements

Schedule 2.7         Capitalization

Schedule 2.11        Encumbrances on Properties; Insurance Policies

Schedule 2.14        Employee Benefits

Schedule 2.16        Proprietary Rights

Schedule 2.17        Material Contracts and Obligations

Schedule 2.23        Projections

Schedule 2.25        Directors, Officers and Employees

Schedule 2.26        Related Parties

Schedule 4.4         Insurance Requirements